UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2011

JUNIPER GROUP, INC,
(Exact name of registrant as specified in its charter)

Nevada	0-19170	11-2866771
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20283 State Road 7, Suite 300, Boca Raton, Florida 33498
(Address of principal executive offices)

Registrant's telephone number, including area code  (561) 807-8990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On May 12, 2011 Juniper Group, Inc. (the “Company”), received a subpoena issued pursuant to a formal order from the Securities and Exchange Commission (the “SEC”).  The subpoena requires the delivery of certain documents related to a matter involving a third party.  The SEC states that this investigation is a non-public, fact finding inquiry and it should not be construed as an indication by the SEC that any violations of the law have occurred nor as an adverse reflection upon any person, entity or security. The Company has not been made aware of any allegations by the SEC.

During the period April 1, 2011 through May 20, 2011, the Company approved the conversion of convertible securities  (the “Convertible Securities”) into unrestricted shares of common stock pursuant to the provisions of Rule 144(b)(1).  The Convertible Securities were originally issued under Section 4(2) of the Securities Act of 1933 as private transactions exempt from registration and in all recent conversions the provisions of Rule 144(c)(1) were met in that the Company is a reporting issuer, the recipients were non-affiliates of the Company and each had held the Convertible Securities in excess of six months.  A total of 1,536,999,999 shares of unrestricted common stock were issued during the period April 1, 2011 through May 20, 2011 in exchange for the satisfaction of the conversion of $136,575 of Convertible Securities. The conversions were taken in response to the request of the holders of the Convertible Securities and upon satisfactory compliance with the provisions of Rule 144 and its provisions as set forth above.

We relied on exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D of the General Rules and Regulations thereunder for the sale of the Convertible Notes and warrants to investors and the issue of shares upon conversion of convertible notes, debentures and preferred stock. We believe that we have complied with the manner of sale, access to information and investor accreditation requirements of such exemptions.

The Company has 4,497,067,398 shares of Common Stock, par value $0.0001 issued and outstanding as of May 20, 2011 of which approximately 1,715,700 are held in brokers’ name.

ITEM 9. Financial Statements and Exhibits

The following exhibits are included as part of this report:

None
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of May 2011.

                                              Juniper Group, Inc.

                                             s/Vlado P. Hreljanovic__________
                                              Vlado P. Hreljanovic, President